Exhibit 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                                 SAMDREW I, INC.

        (Pursuant to Section 102 of the Delaware General Corporation Law)


      1. The name of the corporation is SAMDREW I, INC. (the "Corporation").

      2. The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle. The name of its registered agent at such address is the Corporation Service Company.

      3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware (the "DGCL").

      4. The Corporation is to have perpetual existence.

      5. The total number of shares of capital stock which the Corporation shall have authority to issue is: Fifty Million (50,000,000). These shares shall be divided into two classes with 40,000,000 shares designated as common stock at $.01 par value (the "Common Stock") and 10,000,000 shares designated as preferred stock at $.01 par value (the "Preferred Stock").

      The Preferred Stock of the Corporation shall be issued by the Board of Directors of the Corporation in one or more classes or one or more series within any class and such classes or series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences, limitations or restrictions as the Board of Directors of the Corporation may determine, from time to time.

      Holders of shares of Common Stock shall be entitled to cast one vote for each share held at all stockholders' meetings for all purposes, including the election of directors. The Common Stock does not have cumulative voting rights.

      No holder of shares of stock of any class shall be entitled as a matter of right to subscribe for or purchase or receive any part of any new or additional issue of shares of stock of any class, or of securities convertible into shares of stock of any class, whether now hereafter authorized or whether issued for money, for consideration other than money, or by way of dividend.

      6. The Board of Directors shall have the power to adopt, amend or repeal the by-laws of the Corporation.


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

      7. No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended DGCL. No amendment to or repeal of this Article 8 shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

      8. The Corporation shall indemnify, to the fullest extent permitted by
Section 145 of the DGCL, as amended from time to time, each person that such section grants the Corporation the power to indemnify.

      9. The name and mailing address of the incorporator is Jodi Zotkow, c/o Feldman Weinstein LLP, 420 Lexington Avenue, Suite 2620, New York, New York 10170.

      IN WITNESS WHEREOF, the undersigned, being the incorporator hereinbefore named, has executed, signed and acknowledged this certificate of incorporation this 2nd day of January, 2004.


                                     /s/
                                  ---   ----------------------------------------
                                  Jodi S. Zotkow
                                  Incorporator


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

                     CERTIFICATE OF AMENDMENT OF CERTIFICATE
                       OF INCORPORATION BEFORE PAYMENT OF
                             ANY PART OF THE CAPITAL

                                       OF

                                 SAMDREW I, INC.

                  It is hereby certified that:

                  1. The name of the corporation (hereinafter called the "corporation") is SAMDREW I, INC.

                  2. The corporation has not received any payment for any of its stock.

                  3. The certificate of incorporation of the corporation is hereby amended by striking out Article 5 thereof and by substituting in lieu of said Article the following new Article 5

      "The total number of shares of capital stock which the Corporation shall have authority to issue is: Fifty Million (50,000,000). These shares shall be divided into two classes with 40,000,000 shares designated as common stock at $.0001 par value (the "Common Stock") and 10,000,000 shares designated as preferred stock at $.0001 par value (the "Preferred Stock").

                  4. The amendment of the certificate of incorporation of the corporation herein certified was duly adopted, pursuant to the provisions of
Section 241 of the General Corporation Law of the State of Delaware, by at least a majority of the directors who have been elected and qualified.

Signed on  February 3, 2004

                                     -------------------------------------------
                                     David N. Feldman, President


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

                          CERTIFICATE OF CORRECTION OF
            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION
                    BEFORE PAYMENT OF ANY PART OF THE CAPITAL
                               OF SAMDREW I, INC.

It is hereby certified that:

                  1. The name of the corporation is Samdrew I, Inc. (hereinafter called the "Corporation").

                  2. The Certificate of Amendment of Certificate of Incorporation Before Payment of any Part of the Capital of the Corporation (the "Certificate of Amendment") which was filed on February 3, 2004 by the Secretary of State of Delaware is hereby corrected.

                  3. The defect to be corrected in said instrument is as follows: The second, third and fourth paragraphs of Article 5 were inadvertently omitted from the Certificate of Amendment filed on February 3, 2004.

                  4. The portion of the instrument in corrected form is as follows:

      The Certificate of Amendment is hereby corrected by striking out Article 5 thereof and by substituting in lieu of said Article the following new Article 5:

      "The total number of shares of capital stock which the Corporation shall have authority to issue is: Fifty Million (50,000,000). These shares shall be divided into two classes with 40,000,000 shares designated as common stock at $.0001 par value (the "Common Stock") and 10,000,000 shares designated as preferred stock at $.0001 par value (the "Preferred Stock").

      The Preferred Stock of the Corporation shall be issued by the Board of Directors of the Corporation in one or more classes or one or more series within any class and such classes or series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences, limitations or restrictions as the Board of Directors of the Corporation may determine, from time to time.

      Holders of shares of Common Stock shall be entitled to cast one vote for each share held at all stockholders' meetings for all purposes, including the election of directors. The Common Stock does not have cumulative voting rights.

      No holder of shares of stock of any class shall be entitled as a matter of right to subscribe for or purchase or receive any part of any new or additional issue of shares of stock of any class, or of securities convertible into shares of stock of any class, whether now hereafter authorized or whether issued for money, for consideration other than money, or by way of dividend." Signed on:
July 2, 2004

-------------------------------------
David N. Feldman, President


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